Exhibit 99.3

ABSTRACT MEDIA, LLC

Balance Sheets (unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$48,280	$35,279
Accounts receivable, net	26,079	78,987
Other	5,900	4,300

Total current assets	80,259	118,566

Property and equipment, net	15,386	17,650

Total assets	$95,646	$136,216

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$174,332	$85,468
Contract liabilities	14,016	14,016
Note payable to member	80,000	80,000

Total current liabilities	268,348	179,484

Long-term liabilities:
Small Business Administration Paycheck Protection Program - Note Payable	-

Total liabilities	268,348	179,484

Members’ deficit	(172,702)	(43,268)

Total liabilities and members’ deficit	$95,646	$136,216

See notes to unaudited financial statements.

ABSTRACT MEDIA, LLC

Statements of Operations

(Unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	September 30,	September 30,
	2021	2020
Revenues	$296,681	$476,776

Cost of revenues	391,104	441,649

Gross profit (loss)	(94,423)	35,127

Operating expenses:
Selling, general and administrative	148,008	200,903

Loss from operations	(242,431)	(165,776)

Other income (expense):
Other income (expense)	208,731	(1,618)

Net loss	(33,700)	(167,394)

Members’ deficit - beginning of year	(43,268)	(41,005)

Distributions to members	(95,734)	-

Members’ deficit - end of year	$(172,702)	$(208,399)

See notes to unaudited financial statements.

ABSTRACT MEDIA, LLC

Statements of Cash flows

(Unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	September 30,	September 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(33,700)	$(167,394)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,264	5,522
Change in allowance for doubtful accounts	1,265	-
Gain on extinguishment of note payable	(120,605)	-
Changes in operating assets and liabilities:
Accounts receivable	51,643	(1,049)
Other current assets	(1,600)	3,000
Accounts payable and accrued liabilities	88,864	(10,233)
Contract liabilities	-	(39,489)

Net cash used in operating activities	(11,870)	(209,644)

Cash Flows from Investing Activities
Purchases of property and equipment	-	(4,310)

Net cash used in investing activities	-	(4,310)

Cash Flows from Financing Activities
Payments on note payable to member	-	(1,382)
Proceeds from note payable	120,605	148,000
Distributions to members	(95,734)	-

Net cash provided by financing activities	24,871	146,618

Net change in cash	13,001	(67,336)

Cash, beginning of year	35,279	88,505

Cash, end of year	$48,280	$21,169

Supplemental Cash Flow Information
Cash paid for interest	$-	$1,618

See notes to unaudited financial statements.

ABSTRACT MEDIA, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2021 and 2020

Note 1 – Summary of Significant Accounting Policies

Organization and nature of operations

Abstract Media, LLC (the Company), a Texas limited liability company, was formed in October 2011, with the goal of improving user engagement using visualization tools. The Company has evolved into an interactive media and software development company to optimize effective corporate learning, operational workflow and communication using technology in the augmented reality or virtual reality space. The Company conducts its operations from its office location in Houston, Texas.

As a limited liability company, the members are not personally liable for any debts, liabilities or obligations of the Company beyond the members’ equity accounts, except to the extent they obligate themselves.

The accompanying financial statements have been prepared without an audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States have been condensed or omitted pursuant to the rules and regulations. However, the Company believes that the disclosures made are adequate to make the information presented not misleading when read in conjunction with the audited financial statements and the notes for the fiscal year ended December 31, 2020. Management believes that the financial statements contain all adjustments necessary for a fair presentation of the results for the interim periods presented. All adjustments were of a normal, recurring nature. The results of operations for the interim period are not necessarily indicative of the results for the entire fiscal year.

Accounting estimates

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable

Accounts receivable are uncollateralized noninterest-bearing customer obligations due under normal trade terms. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. Recoveries of accounts receivable previously written off are recorded when received. The Company had no allowance for doubtful accounts recorded at September 30, 2021 and 2020.

The Company has entered into various agreements to sell certain accounts receivable with recourse during the nine month periods ended September 30, 2021 and 2020. The Company accounts for these transactions in accordance with Accounting Standards Codification (ASC) 860, Transfers and Servicing. ASC 860 allows for the ownership transfer of accounts receivable to qualify for sale treatment when the appropriate criteria is met, which permits the Company to present the balances sold under the agreement to be excluded from accounts receivable on the balance sheet. Receivables are considered sold when they are transferred beyond the reach of the Company and its creditors, the purchaser has the right to pledge or exchange the receivables, and the Company has surrendered control over the transferred receivables. The Company records a recourse obligation if it determines that any portion of the sold receivables are uncollectible, which would be reflected as a current liability in accounts payable and accrued liabilities in the balance sheets.

Property and equipment

Property and equipment are recorded at historical cost. Major renewals and improvements are capitalized, while normal repairs and maintenance are expensed in the period incurred. Depreciation and amortization are computed using the straight-line method over the asset’s estimated useful life. Computer equipment and office furnishings estimated useful lives range from five to seven years. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining lease term.

Income taxes

As a limited liability company, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage of ownership. Therefore, no provision or liability for income taxes has been included in the financial statements.

Recent accounting pronouncement

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets. ASU 2016-02 is effective for the Company beginning January 1, 2022. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The Company is currently evaluating the impact the adoption of this guidance will have on its financial statements.

Concentrations of credit risk

The Company maintains bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At times, the Company may maintain bank account levels in excess of the FDIC insurance limit.

Two customers accounted for 39% and 59% of total revenues for the nine months ended September 30, 2021 and 2020, respectively. Three customers accounted for 52% and three customers accounted for 82% of accounts receivable at September 30, 2021 and 2020, respectively.

Note 2 – Revenue Recognition

The Company follows ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). Accounting Standards Codification (ASC) 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the Company’s contracts with customers. In determining the appropriate amount of revenue to recognize, the Company applies the following five-step model: (i) identify contracts with customers; (ii) identify performance obligations in the contracts; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations per the contracts; and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

The Company’s revenue from customers is primarily comprised of agreements, where the Company enters into a contract with a customer to create and develop augmented or virtual reality products to meet the customers need. The contract may be fixed or variable, and with the variable aspect based on the number of hours worked under the contract.

A performance obligation is a promise in a contract to transfer a distinct good or service, or a bundle of goods or services, to the customer, and is the unit of accounting under ASC 606. Which is generally a singular performance obligation to create an augmented or virtual reality product for the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue as the performance obligation is satisfied by transferring control of a promised good or service to a customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Generally, the Company recognizes revenue from the development of products for customers over time as work on the product progresses and as the performance obligation is satisfied. The Company generally measures its progress to completion using an input method which is based on contract costs incurred to date compared with total estimated contract costs to be incurred. Contract costs include all direct labor, subcontractor, and specific equipment and software costs attributable to a project. The Company determined this method is the best depiction of the pattern of satisfaction of its performance obligation as the products are created for the customer. In the event a project is in a loss position, the Company recognizes the estimated loss on the contract in the period the loss becomes known.

The timing of revenue recognition from contracts with customers may not align with the right to invoice the customer. Generally, billing occurs in conjunction with the terms of the contract which may differ from the timing of revenue recognition, resulting in either a contract asset or contract liability. Contract assets represent revenues recognized in excess of amounts billed, while contract liabilities represent billings on the balance sheet date not yet recognized as revenue.

In applying ASC 606, the Company performed an assessment of judgments used that could potentially impact the timing of our satisfaction of performance obligations and our determination of transactions prices used in determining revenue recognized. Judgements made include considerations as to whether the Company is the principal or agent in certain transactions where the Company subcontracts aspects of its performance obligation. For performance obligations recognized over time, the input method and the estimated costs to complete each project are considered significant judgements. Additionally, the Company’s judgment over the identification of performance obligations and their determination over when those performance obligations are separately identifiable is also a significant judgement.

Practical expedients and accounting policy elections:

●	Incremental costs of obtaining and fulfilling a contract – These costs are included in selling, general and administrative expenses as the amortization period is generally one year or less. The Company expenses costs associated with obtaining and fulfilling contracts as incurred.

●	Significant financing components – The Company has elected not to adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the entity transfers a promised service to a customer and when the customer pays for that service will generally be one year or less.

●	Sales tax and other related taxes – Taxes collected from customers and remitted to governmental authorities are not included in revenue.

Note 3 – Accounts Receivable Agreements

The Company has entered into an agreement with a related party to factor certain accounts receivable with recourse, up to $375,000. The related party is an immediate family member to a member of management and is a consultant and contractor to the Company. Under the agreement, the Company is responsible for collecting payments on the sold receivables from its customers. Under this agreement the buyer advances the Company the face amount of the receivable less a 2% fee. Each additional day outstanding past the initial month, the Company will pay the buyer an additional 0.05% on all accounts which are still uncollected. For the nine months ended September 30, 2021 and 2020, the Company paid approximately $3,000 in factoring fees for each of the nine month periods ended September 30, 2021 and 2020.

The total amount of factored accounts receivable uncollected at September 30, 2021 and 2020, is approximately $62,000 and $0, respectively. The Company did not record a recourse obligation at September 30, 2021 and 2020, for sold receivables which it determined were uncollectible.

Note 4 – Property and Equipment

Property and equipment consisted of the following:

	September 30, 2021	December 31, 2020
Leasehold improvements	$600	$600
Computer equipment	26,728	26,728
Office furnishings	50,736	50,736
	78,064	78,064
Less accumulated depreciation	(62,678)	(60,414)
Property and equipment, net	$15,386	$17,650

Note 5 – Transactions with Members

On August 15, 2017, the Company issued an unsecured note payable to a Member for $100,000, which is due on demand. The note bears interest at 8%, which is payable monthly. During March 2020, the Company and Member agreed to suspend the monthly payments of interest as a result of the COVID-19 pandemic. The outstanding principal balance on the note payable is $80,000 at both September 30, 2021 and December 31, 2020.

Note 6 – Paycheck Protection Program Note Payable and Employee Retention Credits

Paycheck Protection Program Note Payable

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. On April 5, 2020, the Company received loan proceeds in the amount of $148,000 under the Paycheck Protection Program (PPP), which was established as part of the CARES Act. The PPP provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. PPP loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels during the covered period, as defined by the Small Business Administration (SBA).

The Company’s PPP loan initially required monthly payments, had an interest rate of 1%, and was set to mature in April 2022 if not forgiven. Prior to the commencement of required payments, the Company applied for and received forgiveness for the full outstanding principal balance and accrued interest in November 2020. As of September 30, 2020, the forgiveness was not recorded in the accompanying financial statements. However, during the quarter ended December 31, 2020, $148,000 was recorded as other income in the statements of operations.

On January 23, 2021, the Company applied for and was granted a second PPP loan. The second PPP loan was executed with a financial institution in the amount of $120,605. The Company applied for loan forgiveness and received notification on June 24, 2021, that its application for loan forgiveness was approved by the SBA, and the SBA had remitted payment to the financial institution for full loan forgiveness. For the nine months ended September 30, 2021, $120,605 was recorded as other income in the statements of operations.

Employee Retention Credits

During the nine months ended September 30, 2021, the Company submitted Employee Retention Credits. This is a refundable tax credit against certain employment taxes equal to 50% of the qualified wages an eligible employer pays to employees. For the nine months ended September 30, 2021, approximately $88,000 was recorded as other income in the statements of operations. There were no credits received during the nine months ended September 30, 2020.

Note 7 – Commitments and Contingencies

The Company leases office space under an operating lease which expires in March 2023. The Company also subleases a portion of the office space to other companies through short-term lease agreements. Total rent expense was approximately $46,000 and $59,000 for the nine months ended September 30, 2021 and 2020, respectively, and net rent expense, after deducting sublease income of approximately $12,000 for each year, respectively, from subleases was approximately $34,000 and $47,000, respectively. Future minimum annual lease payments as of September 30, 2021 are as follows: $59,400 for 2022, and $29,700 for 2023.

The Company is party to legal proceedings which occur in the ordinary course of business. Management is unaware of any legal proceedings that are likely to have a material adverse impact on the Company’s financial position or results of operations.